UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2025

Edesa Biotech, Inc.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Spy Court, Markham, Ontario, Canada		L3R 5H6
(Address of Principal Executive Offices)		(Zip Code)

(289) 800-9600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on October 12, 2023, Edesa Biotech Research, Inc. (“Edesa Biotech Research”), a wholly owned subsidiary of Edesa Biotech, Inc. (the “Company”), and the Company, as guarantor, entered into a multi-year contribution agreement (the “Agreement”) with the Government of Canada, pursuant to which the Government of Canada committed up to CAD $23 million ($17 million USD) in partially repayable funding toward (i) conducting and completing the Company’s Phase 3 clinical study of its experimental drug EB05 (paridiprubart) in critical-care patients with Acute Respiratory Distress Syndrome (ARDS) caused by Covid-19 or other infectious agents, (ii) submitting EB05 for governmental approvals and manufacturing scale-up, following, and subject to, completing the Phase 3 study and (iii) conducting two non-clinical safety studies to assess the potential long-term impact of EB05 exposure (the “Project”).

On September 30, 2025, Edesa Biotech Research, the Company and the Government of Canada entered into Amendment Agreement No. 1 to the Agreement (the “Amendment”) to reflect a change in the Company’s clinical focus for EB05 to general ARDS from Covid-19 induced ARDS, and to benefit from a fully funded U.S. government platform study of host directed therapeutics, including EB05. The Amendment, among other things (i) extends the Project completion date to December 31, 2028 (from December 31, 2025), (ii) amends the expiration date of the Agreement to the later of December 31, 2045 (from December 31, 2042) or the date of the last repayment, unless earlier terminated, (iii) adds certain additional reporting requirements relating to other similar EB05 development projects, (iv) replaces the Statement of Work to reflect the updated scope, milestones and timelines for the Project and (v) amends the repayment schedule such that the first annual repayment would due in 2032 (from 2029), provided that repayment will only begin if the Company earns gross revenue. Except as amended by the Amendment, the terms of the Agreement remain in full force and effect.

The foregoing summary and description of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to the Agreement, a copy of which is filed with the Company’s annual report on Form 10-K filed on December 15, 2023, and the Amendment, a copy of which will be filed with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2025.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Edesa Biotech, Inc.

Date: September 30, 2025	By:	/s/ Peter J. Weiler
	Name:	Peter J. Weiler
	Title:	Chief Financial Officer